LivePerson Announces First Quarter 2023 Financial Results

-- Q1 Revenue within and Adjusted EBITDA above guidance range –

-- Reaffirming Full Year 2023 Revenue and Adjusted EBITDA guidance –

--Divested the non-core Consumer business, Kasamba--

--Repurchased at a Discount Approximately 68% of our Outstanding Convertible Notes due 2024--

NEW YORK, May 9, 2023, -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a global leader in conversational AI, today announced financial results for the first quarter ended March 31, 2023.

First Quarter Highlights

Total revenue was $107.7 million for the first quarter of 2023, consistent with our prior guidance and a decrease of 17% as compared to the same period last year as the company continues to execute on its plan to exit lower-margin and non-core lines of business.

LivePerson signed 70 deals in total for the first quarter, consisting of 20 new and 50 existing customer contracts, including 4 seven-figure deals. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 3% for the first quarter to $665,000, up from approximately $645,000 for the comparable prior-year period.

“When we initiated our profitable growth strategy in early 2022, our goal was to right-size our P&L in order to put into place an operating framework from which we can grow revenue profitability on a go-forward basis,” said founder and CEO Robert LoCascio. “All of the changes that we implemented over the past 5 quarters have given us that strong operating framework to grow from, with a laser focus on the core business. With the launch of our new generative AI products, we are well-positioned to continue producing the highest quality business outcomes possible for our brands, who trust us as their AI and digital transformation partner. Our company is at an inflection point, and with the changes we have implemented, we are now focused on accelerating profitable growth in the periods ahead.”

“The first quarter of 2023 was a transformative one for LivePerson’s financial profile and growth strategy,” said CFO John Collins. “We completed one of the largest restructuring plans in the Company’s history, enabling us to enter the second quarter with a profitable run rate and a focused go-to-market strategy for accelerating growth within our B2B core. We also divested Kasamba, wound down several lower margin and non-core business lines, and strengthened the balance sheet by retiring $157.5M of the $230M 2024 convertible notes at a discount. We are now well positioned to deliver on our profitability goals in 2023 and beyond.”

Customer Expansion

During the first quarter, the Company signed 70 total deals for the quarter, including 4 seven-figure deals, 50 expansion & renewals and 20 new logo deals.
•The # 1 ranked hospital in the U.S.;
•A large healthcare service provider; and
•A large omni channel retailer in the U.K.
The Company also expanded/renewed business with:
•the largest bank and financial services company in Europe;
•One of the largest multinational telecommunications companies in the worlds; and
•A large multinational bank and financial services company based in Canada.

Net Loss and Adjusted Operating (Loss) Income

Net loss for the first quarter of 2023 was $17.4 million or $0.23 per share, as compared to a net loss of $65.4 million or $0.86 per share for the first quarter of 2022. Adjusted operating loss, a non-GAAP financial metric, for the first quarter of 2023 was $8.7 million, as compared to a $24.9 million adjusted operating loss for the first quarter of 2022. Adjusted operating (loss) income excludes amortization of purchased intangibles and finance leases, stock-based compensation, other litigation, consulting and other employee costs, restructuring costs, contingent earn-out adjustments, acquisition costs, interest income (expense), and other expense (income).

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the first quarter of 2023 was $(1.3) million as compared to $(17.6) million for the first quarter of 2022. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation, depreciation, other litigation, consulting and other employee costs, restructuring costs, contingent earn-out adjustments, provision for income taxes, acquisition costs, interest income (expense), and other expense (income).

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $240.0 million at March 31, 2023, as compared to $391.8 million at December 31, 2022. During the first quarter, we used approximately $150 million in cash to repurchase the majority of our convertible notes due in 2024.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, contingent earn-out adjustments, benefit from income taxes, interest income (expense), and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

In terms of guidance, considering we achieved our expectations in the first quarter and remain on target for the year, we are reaffirming our full-year revenue guidance range. Inclusive of Kasamba revenue, guidance range for full year revenue is $394M to $408M, or a decline of -23% to -21% YoY; note that the growth values in this range compare to a full year of Kasamba revenue last year. Normalizing for Kasamba in both periods, our revenue guidance range is $387M to $401M, or a decline of -19% to -16% YoY. We expect B2B Core recurring revenue to be approximately 86% to 87% of total revenue for the full year.

For full-year adjusted EBITDA, we are reaffirming our previous guidance range of $15M to $32M. As a reminder, part of the overperformance in the first quarter was due to the timing of certain expenses that we expect to recognize later in the year. Additionally, it is not necessary to normalize our adjusted EBITDA range for the impact of Kasamba because no material contribution was originally expected.

As for the second quarter, our guidance range for revenue is $95M to $99M, or a decline of -23% to -20% YoY. Note that the recurring revenue component of total revenue in the second quarter is expected to be approximately 87%, which implies 2% growth sequentially. As a reminder, the sequential decline in total revenue from the first quarter is due primarily to professional services revenue from the JV that is not expected to continue.

As for adjusted EBITDA in the second quarter, our guidance range is $3M to $7M, or a margin of 3% to 7%. Once again, with the restructuring behind us, we have reached an inflection point in the second quarter and expect sequential improvement in profitability for the remainder of the year.

Finally, Wild Health’s growth in the first quarter was consistent with the expectations we set last quarter for its core revenue to double for the full year.

Second Quarter 2023

Guidance
Revenue (in millions)	$95 - $99
Revenue growth (year-over-year)	(23%) - (20%)
Adjusted EBITDA (in millions)	$3 - $7
Adjusted EBITDA margin (%)	3% - 7%

Full Year 2023 (excludes Consumer revenue generated in Q1 2023)

Guidance
Revenue (in millions)	$387 - $401
Revenue growth (year-over-year)	(19) % - (16)%
Adjusted EBITDA (in millions)	$15 - $32
Adjusted EBITDA margin (%)	3.9% - 8.0%

Full Year 2023 (includes Consumer revenue generated in Q1 2023)

Guidance
Revenue (in millions)	$394 - $408
Revenue growth (year-over-year)	(23) % - (21)%
Adjusted EBITDA (in millions)	$15 - $32
Adjusted EBITDA margin (%)	3.8% - 7.8%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended
	March 31,
	2023	2022

	(In thousands)
Revenue:
Hosted services (1)	$87,338	$115,446
Professional services	20,323	14,751
Total revenue	$107,661	$130,197
(1) On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, with revenue now being presented within a single consolidated segment. Hosted services includes $7.2 million and $9.1 million of revenue for the three months ended March 31 2023, and 2022, respectively, relating to Kasamba.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended
	March 31,
	2023	2022

	(In thousands)
Cost of revenue	$2,035	$2,131
Sales and marketing	2,404	6,649
General and administrative	2,632	10,438
Product development	4,262	12,648
Total	$11,333	$31,866

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended
	March 31,
	2023	2022

	(In thousands)
Cost of revenue	$4,561	$4,416
Amortization of purchased intangibles	874	1,841
Total	$5,435	$6,257

Supplemental First Quarter 2023 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2023 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its first quarter of 2023 financial results during a teleconference today, May 9, 2023, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13738191.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13738191.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is a global leader in trustworthy and equal AI for business. Hundreds of the world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our Conversational Cloud platform to engage with millions of consumers safely and responsibly. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and safety tools to unlock the power of Generative AI and Large Language Models for better business outcomes. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs and (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; major public health issues; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; the material weakness in our internal controls and limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy and data protection and increased public scrutiny of privacy and security issues that could result in increased government regulation and other legal obligations; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the

Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2023	2022
Revenue	$107,661	$130,197

Costs and expenses:
Cost of revenue	43,096	49,567
Sales and marketing	34,470	58,132
General and administrative	31,447	29,735
Product development	36,519	56,072
Restructuring costs	11,515	(23)
Amortization of purchased intangibles	874	1,841
Total costs and expenses	157,921	195,324

Loss from operations	(50,260)	(65,127)

Other income (expense), net
Interest income (expense), net	1,801	(490)
Other income, net	32,253	60
Total other income (expense), net	34,054	(430)

Loss before provision for (benefit from) income taxes	(16,206)	(65,557)

Provision for (benefit from) income taxes	1,214	(193)

Net loss	$(17,420)	$(65,364)

Net loss per share of common stock:
Basic	$(0.23)	$(0.86)
Diluted	$(0.23)	$(0.86)

Weighted-average shares used to compute net loss per share:
Basic	75,774,812	75,812,405
Diluted	75,774,812	75,812,405

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2023	2022
OPERATING ACTIVITIES:
Net loss	$(17,420)	$(65,364)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	11,332	31,866
Depreciation	7,362	7,224
Amortization of purchased intangible assets and finance leases	5,435	5,316
Amortization of debt issuance costs	920	941
Change in fair value of contingent consideration	(1,709)	—
Gain on repurchase of convertible notes	(6,100)	—
Allowance for doubtful accounts	1,079	1,276
Gain on divestiture	(17,591)	—
Deferred income taxes	(419)	218
Equity loss in joint venture	618	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(34,731)	(16,331)
Prepaid expenses and other current assets	(6,262)	(9,344)
Contract acquisition costs noncurrent	530	(2,793)
Other assets	79	(159)
Accounts payable	(9,910)	8,023
Accrued expenses and other current liabilities	43,879	3,222
Deferred revenue	24,750	13,527
Operating lease liabilities	(286)	(485)
Other liabilities	(8,480)	(9)
Net cash used in operating activities	(6,925)	(22,872)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(9,625)	(13,135)
Payments for acquisitions, net of cash acquired	—	(3,236)
Purchases of intangible assets	(1,355)	(738)
Proceeds from divestiture	13,819	—
Investment in joint venture	—	(2,790)
Net cash provided by (used in) investing activities	2,839	(19,899)
FINANCING ACTIVITIES:
Principal payments for financing leases	(958)	(920)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	854	1,921
Payments on repurchase of convertible senior notes	(150,257)	—
Net cash (used in) provided by financing activities	(150,361)	1,001
Effect of foreign exchange rate changes on cash and cash equivalents	4,411	600
Net (decrease) increase in cash, cash equivalents, and restricted cash	(150,036)	(41,170)
Cash, cash equivalents, and restricted cash - beginning of year	392,197	523,532
Plus: cash classified within current assets held for sale - beginning of year	10,011	—
Cash, cash equivalents, and restricted cash - end of year	$252,172	$482,362

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended
	March 31,
	2023	2022
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(17,420)	$(65,364)
Add/(less):
Amortization of purchased intangibles and finance leases	5,435	6,257
Stock-based compensation	11,332	31,866
Contingent earn-out adjustments	1,709	—
Restructuring costs (1)	11,515	(23)
Depreciation	7,362	7,224
Other litigation and consulting costs (2)	11,122	1,751
(Benefit from) provision for income taxes	1,214	(193)
Acquisition costs	2,203	419
Interest expense, net	(1,801)	490
Other (expense) income, net (3)	(33,962)	(60)
Adjusted EBITDA (loss)	$(1,291)	$(17,633)

Reconciliation of Adjusted Operating (Loss) Income:
Loss before benefit from income taxes:	(16,206)	(65,557)
Add/(less):
Amortization of purchased intangibles and finance leases	5,435	6,257
Stock-based compensation	11,332	31,866
Restructuring costs (1)	11,515	(23)
Other litigation and consulting costs (2)	11,122	1,751
Contingent earn-out adjustments	1,709	—
Acquisition costs	2,203	419
Interest expense, net	(1,801)	490
Other (income) (3)	(33,962)	(60)
Adjusted operating (loss) income	$(8,653)	$(24,857)
——————————————
(1)Includes severance costs and other compensation related costs of $11.5 million for the three months ended March 31, 2023.
(2)Includes litigation costs of $9.5 million, accrued expenses and fees of $1.4 million, and consulting costs of $0.2 million for the three months ended March 31, 2023. Includes sales tax liability of $0.3 million, litigation costs of $0.7 million, employee benefit cost of $0.2 million and consulting costs of $0.6 million for the three months ended March 31, 2022.
(3)Includes $16.8 million for the gain on sale of the Consumer segment, $10.0 million of other income related to the litigation settlement with [24]7, and $6.1 million of gain related to Convertible senior notes repurchases for the three months ended March 31, 2023. The remaining amount of other expense (income) for the three months ended March 31, 2023 is attributable to currency rate fluctuations.

	Three Months Ended
	March 31,
	2023	2022
Calculation of Free Cash Flow:
Net cash used in operating activities	$(11,909)	$(22,605)
Purchases of property and equipment, including capitalized software	(9,625)	—
Total free cash flow	(21,534)	(22,605)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$239,975	$391,781
Accounts receivable, net	121,032	86,537
Prepaid expenses and other current assets	29,670	23,747
Restricted cash	12,197	417
Assets held for sale	—	30,984
Total current assets	402,874	533,466

Operating lease right of use assets	952	1,604
Property and equipment, net	130,357	126,499
Contract acquisition costs	42,829	43,804
Intangibles, net	74,935	78,103
Goodwill	296,790	296,214
Deferred tax assets	4,642	4,423
Investment in joint venture	1,641	2,264
Other assets	2,497	2,563
Total assets	$957,517	$1,088,940

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,276	$25,303
Accrued expenses and other current liabilities	156,054	131,440
Deferred revenue	109,775	84,494
Convertible senior notes	71,962
Liabilities held for sale	—	10,357
Operating lease liabilities	1,313	2,160
Total current liabilities	357,380	253,754

Deferred revenue, net of current portion	133	174
Convertible senior notes, net	510,024	737,423
Operating lease liabilities, net of current portion	607	682
Deferred tax liability	2,632	2,550
Other liabilities	21,737	26,269
Total liabilities	892,513	1,020,852
Total stockholders’ equity	65,004	68,088
Total liabilities and stockholders’ equity	$957,517	$1,088,940

Investor Relations contact

ir-lp@liveperson.com
212-609-4214